UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2020

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Preferred Stock Purchase Rights	INSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2020, the Compensation Committee of the Board of Directors of Inseego Corp. (the “Company”) approved bonus payments payable to the Company’s employees, including the Company’s named executive officers, based on the Company’s achievement during 2019 of certain key corporate objectives as identified by the Compensation Committee. Dan Mondor, the Company’s Chairman and Chief Executive Officer, and Steve Smith, the Company’s Executive Vice President and Chief Financial Officer, were awarded bonuses of $201,998 and $70,000, respectively. In order to conserve cash, bonus payments will be made through an award of immediately vesting restricted stock units (“RSUs”) under the Company’s 2018 Omnibus Incentive Compensation Plan, with the number of RSUs determined by dividing the amount of the bonus award by the 5-day weighted average sales price for the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: June 5, 2020	By:	/s/ Stephen Smith
Name: Stephen Smith
Title: Executive Vice President and Chief Financial Officer

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